Exhibit 16.1

Crowe Horwath LLP

Independent Member Crowe Horwath International

105 Continental Place, Suite 200

Post Office Box 1529

Brentwood, Tennessee 37024-1529

Tel 615.360.5500

Fax 615.399.3663

www.crowehorwath.com

June 5, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of Community First, Inc. filed June 5, 2012, and are in agreement with those statements.

Crowe Horwath LLP

Brentwood, Tennessee

cc:	Mr. Fred White
Audit Committee Chairman
Community First, Inc.